UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

December 23, 2005
Date of Report (Date of earliest event reported)

KOPPERS INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-12716	25-1588399
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

436 Seventh Avenue
Pittsburgh, Pennsylvania 15219
(Address of principal executive offices)

(412) 227-2001
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 23, 2005, Koppers Inc. (the “Registrant”) and Robert Cizik agreed to terminate, effective January 1, 2006, a consulting agreement between the Registrant and Mr. Cizik, a director of the Registrant and its parent corporation, Koppers Holdings Inc (“Koppers Holdings”), under which the Registrant had paid Mr. Cizik a fee of $12,500 per month for consulting services. In connection with such termination, (i) Koppers Holdings will pay Mr. Cizik the sum of $600,000 on December 31, 2005, (ii) Mr. Cizik agreed to remain as a director of the Registrant and Koppers Holdings for a period of at least two years and (iii) the Registrant’s board of directors (with Mr. Cizik abstaining) increased the annual compensation of the Non-Executive Chairman (a position held by Mr. Cizik) by $30,000 per year, effective January 1, 2006. A copy of the letter agreement dated as of December 23, 2005 between the Registrant and Mr. Cizik terminating the consulting agreement is attached hereto as Exhibit 10.1 and is incorporated in this Item 1.02 by reference.

Item 9.01 Financial Statement and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
10.1	Letter Agreement dated as of December 23, 2005 between the Registrant and Robert Cizik terminating consulting agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 27, 2005

                      KOPPERS INC.

                       By:   /s/ Steven R. Lacy
                                Steven R. Lacy
                                Senior Vice President, Administration,
                                General Counsel and Secretary